UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 28, 2013

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2013, Jamie B. Bader resigned from his position as Vice President and Group President, Precision Technologies of GSI Group, Inc. (the “Company”) to pursue other opportunities, effective on November 29, 2013 (or such other date as mutually agreed between the Company and Mr. Bader) (the “Effective Date”).

In connection with the resignation, the Company entered into a letter agreement with Mr. Bader. Subject to his execution and non-revocation of a general release of claims, Mr. Bader is entitled to receive the following payments and benefits: (i) continued payment of his base salary for one year; (ii) a cash payment in an aggregate amount equal to Mr. Bader’s cash bonus for the second half of 2013; the payment of which will be based on the Company’s actual financial performance for the second half of 2013, and an individual non-financial performance payout at target level, payable at the same time Mr. Bader would have been entitled to receive payment of such bonus had he remained employed by the Company (expected to be in March 2014); and (iii) continued group medical coverage, with the Company premium subsidy applicable to employees, during the period beginning on the Effective Date and ending on the earlier of the first anniversary of the Effective Date and the date on which Mr. Bader first becomes eligible for medical coverage from a new employer or service recipient. In addition, 25,134 restricted stock units awarded to Mr. Bader in 2011, 2012 and 2013 will become vested on the thirtieth day following the Effective Date, subject to his execution and non-revocation of a general release of claims. The letter agreement also contains customary non-disparagement provisions and a claw-back provision in the event of Mr. Bader’s violation of the non-disparagement provisions or any other restrictive covenants in any written agreement by and between the Company and Mr. Bader. The letter agreement supersedes in its entirety the severance payment provisions contained in the Severance Agreement, dated August 15, 2012, between the Company and Mr. Bader.

This description is qualified in its entirety by reference to the full text of the letter agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Letter Agreement, between the Company and Jamie Bader, dated October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: October 30, 2013	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement, between the Company and Jamie Bader, dated October 28, 2013.

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